EXHIBIT 16.1

August 25, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, DC  20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 23, 2016, to be filed by our former client, the Almost Never Films Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Sincerely,

/s/ Somerset CPAs, P.C.

SOMERSET CPAs, P.C.

Certified Public Accountants

3925 River Crossing Pkwy, Suite 300 | Indianapolis, IN 46240 | 317.472.2200/800.469.7206 | somersetcpas.com